EXHIBIT 32
Certification of Chief Executive Officer and Principal Financial Officer
Certification of Periodic Financial Report
Daniel D. Leonard and Jeffrey O. Butcher hereby certify as follows:
     1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial SM LLC.
     2. The Form 10-K of Triad Financial SM LLC for the Year Ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Triad Financial SM LLC.

Dated: March 30, 2009	/s/ Daniel D. Leonard
Daniel D. Leonard
President and Chief Executive Officer

Dated: March 30, 2009	/s/ Jeffrey O. Butcher Jeffrey O. Butcher
Vice President and Chief Financial Officer